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CONSUMERS ENERGY
GENERAL OFFICES
212 West Michigan Avenue
Jackson, MI 49201-2277
Tel:517 788 0550


February 27, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
212 West Michigan Avenue
Jackson, MI 49201

Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 1997 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,




   /s/ William T. McCormick, Jr.       /s/ Victor J. Fryling
     William T. McCormick, Jr.            Victor J. Fryling




          /s/ John Deutch                /s/ W. U. Parfet
          John M. Deutch                  William U. Parfet




      /s/ James J. Duderstadt          /s/ Percy A. Pierre
        James J. Duderstadt                Percy A. Pierre




        /s/ K. R. Flaherty                 /s/ Whipple
       Kathleen R. Flaherty                Kenneth Whipple




        /s/ Earl D. Holton              /s/ John B. Yasinsky
          Earl D. Holton                  John B. Yasinsky
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